Exhibit 99.1

For Additional Information:

Bryan Giglia

Vice President – Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 369-4236

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR SECOND QUARTER 2009

Increases cash to $240.0 million, including restricted cash

Executes on broad finance plan aimed at improving liquidity and reducing leverage

Sells three non-core assets for gross proceeds of $63.8 million

SAN CLEMENTE, CA – August 5, 2009 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results for the second quarter ended June 30, 2009.

Second Quarter 2009 Operational Results:

•	Total revenue was $186.8 million.

•	Total RevPAR was $101.03.

•	Loss attributable to common stockholders was $135.4 million.

•	Loss attributable to common stockholders per diluted share was $2.23.

•	Adjusted EBITDA was $44.8 million.

•	Adjusted FFO available to common stockholders was $13.7 million.

•	Adjusted FFO available to common stockholders per diluted share was $0.22.

•	Hotel operating margin was 25.7%.

Art Buser, President and Chief Executive Officer, stated, “As expected, we faced continuing softness in demand for lodging in the second quarter. In this challenging operating environment, our focus is on maximizing the profitability of our portfolio and enhancing our liquidity and financial flexibility. With these goals in mind, we have executed on a number of finance transactions, divested several non-core hotels, and continued to direct our asset management efforts toward lasting efficiency measures, rather than short-term cost cuts.”

SELECTED FINANCIAL DATA

($ in millions, except RevPAR and per share amounts)

(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2009	2008	% Change		2009	2008	% Change
Total Revenue	$186.8	$241.9	(22.8)%		$368.4	$455.1	(19.1)%
Total RevPAR (1)	$101.03	$132.28	(23.6)%		$99.36	$123.66	(19.7)%
Income available (loss attributable) to common stockholders	$(135.4)	$59.7	(326.8)%		$(134.5)	$56.3	(338.9)%
Income available (loss attributable) to common stockholders per diluted share	$(2.23)	$1.02	(318.6)%		$(2.38)	$0.96	(347.9)%
EBITDA	$(73.6)	$127.3	(157.8)%		$(10.1)	$188.7	(105.4)%
Adjusted EBITDA	$44.8	$85.2	(47.4)%		$83.7	$146.6	(42.9)%
FFO available to common stockholders	$(92.0)	$53.3	(272.6)%		$(60.7)	$82.6	(173.5)%
Adjusted FFO available to common stockholders	$13.7	$53.3	(74.3)%		$20.7	$82.6	(74.9)%
FFO available to common stockholders per diluted share (2)	$(1.51)	$0.85	(277.6)%		$(1.07)	$1.32	(181.1)%
Adjusted FFO available to common stockholders per diluted share (2)	$0.22	$0.85	(74.1)%		$0.37	$1.32	(72.0)%
Hotel operating margin (1)	25.7%	32.1%	(640	) bps	24.7%	29.4%	(470	) bps

(1)	Includes the 39 hotels we owned as of June 30, 2009, excluding the Hyatt Suites Atlanta Northwest reclassified as “Held for Sale,” and the W San Diego Hotel reclassified as “Operations Held for Non-Sale Disposition.”
(2)	Reflects Series C convertible preferred stock on an “as-converted” basis if such treatment is dilutive.

Second quarter operating results were negatively impacted by $133.8 million of one-time and other items, which included (i) $131.9 million of goodwill and other impairment losses; (ii) $0.8 million of severance expense related to a corporate reorganization; and (iii) $1.1 million of hotel operating expense, comprised of a $0.9 million charge for supplemental tax assessments for tax years dating from 2004 through 2008, and $0.2 million of severance expense related to property level staffing reductions. Adjusted EBITDA and Adjusted FFO available to common stockholders were only affected by items (ii) and (iii) above.

Contemporaneously with this press release, the Company has filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009.

Disclosure regarding the non-GAAP financial measures in this release is included on pages 4 and 5. Disclosure regarding the Hotel Operating Profit Margin is included on page 5 of this release. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 9 and 10 of this release.

Transactions

Sales of Hotel Properties. In May 2009, the Company sold the 274-room Marriott Napa Valley for gross proceeds of $36.0 million. In June 2009, the Company sold the 292-room Marriott Riverside for gross proceeds of $19.3 million.

On July 31, 2009, the Company sold the 202-room Hyatt Suites Atlanta Northwest for gross proceeds of $8.5 million, which equates to 22.7x projected 2009 EBITDA.

The Company retained the proceeds from these sales as additional cash.

Exchangeable Senior Notes Tender Offer. In May 2009, pursuant to a previously announced tender offer, the Company purchased a total of $123.5 million in principal amount of the 4.60% exchangeable senior notes due 2027 (the “Senior Notes”) for $89.0 million, including $2.0 million in interest, $1.9 million in related consents and $0.6 million in fees and costs. The repurchased Senior Notes were cancelled. In addition, the Company paid $1.2 million, including $0.3 million in fees and costs, for consents related to non-tendered Senior Notes. The Company wrote off $2.7 million in deferred financing fees and $7.3 million of the Senior Note discount, and recognized a net gain of $26.6 million on this early extinguishment of debt. The Company initially used available cash to fund this repurchase of the Senior Notes, and subsequently replaced such cash with proceeds from its equity offering completed in May 2009.

Equity Offering. In May 2009, the Company issued 20,700,000 shares of its common stock, including the underwriters’ over-allotment of 2,700,000 shares, for net proceeds of $98.7 million. The Company used the net proceeds from this equity offering in part to replace cash used to repurchase its Senior Notes in May 2009, and to bolster its liquidity position.

Credit Facility Restructure. In June 2009, the Company amended its credit facility (the “amended credit facility”), reducing the facility’s size from $200.0 million to $85.0 million. In addition, the amendment reduced the facility’s minimum fixed charge coverage covenant from 1.50:1.00 to 1.00:1.00, with added flexibility to drop to 0.90:1.00 for up to four quarters, and eliminated the facility’s 65% maximum total leverage covenant, replacing it with a 9.50:1.00 maximum net debt to EBITDA covenant, which may be increased to 10.50:1.00 for up to four quarters. The borrowing base collateral was reduced from an equity pledge on 10 hotels to secured mortgages on five hotels. The amended credit facility, has an interest rate based on grid pricing ranging from 375 – 525 basis points over LIBOR, and matures in 2012, assuming the exercise of a one-year extension option.

Secured Finance Initiatives. In June 2009, the Company ceased the subsidization of debt service on the $65.0 million non-recourse mortgage secured by its W San Diego hotel, which resulted in a default under the mortgage. The Company does not expect further negotiation with the special servicer, and the Company is prepared to convey the hotel to the lender in lieu of repayment of the debt. In conjunction with this expected conveyance, the Company has reclassified the assets, liabilities and results of operations of the W San Diego to “operations held for non-sale disposition” on its balance sheets, statements of operations and statements of cash flows. The W San Diego is expected to generate approximately $1.4 million of Hotel EBITDA in 2009, and 2009 scheduled debt service on the hotel’s mortgage is $4.0 million.

Subsequent to the end of the second quarter, the Company ceased the subsidization of debt service on the $29.5 million non-recourse mortgage for its Renaissance Westchester hotel. The Renaissance Westchester is expected to generate approximately $1.5 million of Hotel EBITDA in 2009, and 2009 scheduled debt service on the hotel’s mortgage is $2.1 million. The Company has engaged lender’s representatives for several of the Company’s non-recourse loans, including the Westchester loan, in an effort to negotiate certain modifications to the loans rather than convey the subject hotels to the lenders, however no assurances can be given that such negotiations will be successful.

Balance Sheet/Liquidity Update

Ken Cruse, Chief Financial Officer, stated, “During the second quarter, we meaningfully improved our capital structure through a series of successful transactions, and as a result, we believe we maintain adequate liquidity and financial flexibility to emerge from the current downturn in a position of strength. We recognize that our ability to maintain continued access to the credit and equity markets is largely due to the strength of our lender and investor relationships.”

As of June 30, 2009, the Company had approximately $240.0 million of cash and cash equivalents, including restricted cash of $44.9 million. As of June 30, 2009, the Company had no outstanding indebtedness under its $85.0 million amended credit facility, and had $3.5 million in outstanding irrevocable letters of credit backed by the credit facility. The Company continues to maintain a higher than historical cash balance in light of the ongoing economic downturn.

On June 30, 2009, excluding the W San Diego, total assets were $2.5 billion, including $2.2 billion of net investments in hotel properties, total debt was $1.5 billion and stockholders’ equity was $0.9 billion.

Financial Covenants

The Company is subject to compliance with various covenants under both the amended credit facility and the terms of its outstanding Series C preferred stock. If the Company fails to meet certain of the amended credit facility’s covenants (as described above), a default may occur, which may result in a reduction in, or the complete elimination of, funds available under the amended credit facility. If the Company fails to meet certain financial covenants for four consecutive quarters with respect to the Company’s Series C preferred stock, a financial ratio violation will occur. If a financial ratio violation occurs, among other things, the Company would be restricted from paying dividends on its common stock, and may incur a 50 basis point per quarter dividend increase on the Series C preferred stock. Additionally, the Series C Preferred Stockholders would gain the right to appoint one board member. While a financial ratio violation does not currently exist, unless operations improve from current levels, the Company believes it may incur a financial ratio violation with respect to its Series C preferred stock during the second half of 2010.

Goodwill and Other Impairment Losses

During the second quarter of 2009, in light of the continuing decline in the economic environment, the Company determined that an intra-year impairment analysis should be performed as of June 30, 2009. In conjunction with this impairment evaluation and other analysis, the Company incurred a total of $131.9 million of goodwill and impairment losses. The goodwill and impairment losses included: (i) the write off of $1.1 million of goodwill associated with three hotels, including the Marriott Salt Lake City ($0.5 million), the Marriott Rochester Minnesota ($0.4 million), and the Holiday Inn Express San Diego ($0.2 million); (ii) a $64.5 million impairment loss on three hotels, including the Renaissance Westchester ($30.2 million), the Marriott Del Mar ($25.4 million) and the Marriott Ontario ($8.9 million); (iii) $64.9 million of impairment losses related to discontinued operations or operations held for non-sale disposition, including the Hyatt Suites Atlanta Northwest ($4.9 million) and the W San Diego ($60.0 million), respectively; and (iv) a $1.4 million impairment loss related to the write-off of costs associated with a potential timeshare development in Newport Beach, California.

Corporate Overhead Expenses

During the second quarter, the Company made certain changes to its corporate organizational structure, and as a result, the Company’s corporate workforce was reduced by approximately 40%. As a result of the changes, the Company incurred one-time charges of approximately $0.8 million in its second quarter. The changes are expected to result in approximately $2.0 million to $3.0 million of annual reductions to corporate overhead expense.

Hotel Renovations

During the second quarter of 2009, the Company invested $12.3 million in capital projects.

Dividend Update

On August 5, 2009, the Company’s board of directors declared a cash dividend of $0.50 per share payable to its Series A cumulative redeemable preferred stockholders and a cash dividend of $0.393 per share payable to its Series C cumulative convertible redeemable preferred stockholders. The dividends will be paid on October 15, 2009 to stockholders of record on September 30, 2009. No dividend was declared on the Company’s common stock.

The Company intends to make dividends on its common stock in amounts equivalent to 100% of its annual taxable income. The level of any future dividends will be determined by the Company’s board of directors after considering taxable income projections, expected capital requirements, and risks affecting the Company’s business. In light of the Company’s intent to distribute 100% of its annual taxable income, future dividends may be reduced from past levels, or eliminated entirely. Dividends may be made in the form of cash or a combination of cash and stock consistent with Internal Revenue Code regulations.

Earnings Call

The Company will host a conference call to discuss second quarter results on August 5, 2009, at 2:00 p.m. PDT. A live web cast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-888-549-7880 (for domestic callers) or 1-480-629-9869 (for international callers) with passcode #4125846. A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that, as of the date hereof, has interests in 41 hotels comprised of 14,264 rooms primarily in the upper-upscale segment operated under nationally recognized brands, such as Marriott, Hyatt, Fairmont, Hilton, and Starwood. For further information, please visit the Company’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of August 5, 2009, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; (4) Adjusted FFO (as defined below); and (5) hotel operating income and hotel operating profit margin for the purpose of our operating margins.

EBITDA represents income available to common stockholders excluding: (1) preferred stock dividends; (2) amortization of deferred stock compensation; (3) interest expense (including prepayment penalties, if any); (4) provision for income taxes, including income taxes applicable to sale of assets; and (5) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) the impact of any gain or loss from asset sales; (2) impairment charges; and (3) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. A reconciliation of income available to common stockholders to EBITDA and Adjusted EBITDA is set forth on page 9. A reconciliation and the components of hotel operating income and hotel operating profit margin are set forth on page 10. We believe hotel operating income and hotel operating profit margin are also useful to investors in evaluating our property-level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure. A reconciliation of income available to common stockholders to FFO and Adjusted FFO is set forth on page 9.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

Hotel Operating Margin Information

The revenue and expense items associated with the Company’s two commercial laundry facilities and the one hotel property held for non-sale disposition, any guaranty payments, and other miscellaneous non-hotel items have been shown below the adjusted hotel EBITDA line in presenting hotel operating margins. Management believes the calculation of adjusted hotel EBITDA results in a more accurate presentation of hotel operating margins of the Company’s portfolio of hotels. See page 10 for a reconciliation of adjusted hotel EBITDA to the comparable GAAP measure.

Hyatt Suites Atlanta Northwest Reconciliation of Net Income to EBITDA Full Year 2009 Forecast - Low (in millions)
Net Income	$(0.6)
Depreciation expense	$0.9

EBITDA	$0.3

Hyatt Suites Atlanta Northwest Reconciliation of Net Income to EBITDA Full Year 2009 Forecast - High (in millions)
Net Income	$(0.5)
Depreciation expense	$0.9

EBITDA	$0.4

W San Diego Hotel Reconciliation of Net Income to EBITDA Full Year 2009 Forecast - Low (in millions)
Net Income	$(6.9)
Interest Expense	$4.0
Depreciation expense	$4.0

EBITDA	$1.1

W San Diego Hotel Reconciliation of Net Income to EBITDA Full Year 2009 Forecast - High (in millions)
Net Income	$(6.5)
Interest Expense	$4.0
Depreciation expense	$4.0

EBITDA	$1.5

Renaissance Westchester Reconciliation of Net Income to EBITDA Full Year 2009 Forecast - Low (in millions)
Net Income	$(2.5)
Interest Expense	$1.5
Depreciation expense	$2.3

EBITDA	$1.3

Renaissance Westchester Reconciliation of Net Income to EBITDA Full Year 2009 Forecast - High (in millions)
Net Income	$(2.1)
Interest Expense	$1.5
Depreciation expense	$2.3

EBITDA	$1.7

***Tables to Follow***

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	June 30, 2009	December 31, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$195,073	$176,898
Restricted cash	44,925	40,536
Accounts receivable, net	29,475	34,198
Due from affiliates	92	109
Inventories	2,553	2,781
Prepaid expenses	6,436	7,245
Investment in hotel properties of discontinued operations, net	7,745	78,646
Investment in hotel property of operations held for non-sale disposition, net	29,303	—
Other current assets of discontinued operations, net	870	2,000
Other current assets of operations held for non-sale disposition, net	3,620	2,790

Total current assets	320,092	345,203

Investment in hotel properties, net	2,190,619	2,282,963
Investment in hotel property of operations held for non-sale disposition, net	—	91,202
Other real estate, net	14,176	14,640
Investments in unconsolidated joint ventures	26,693	28,770
Deferred financing costs, net	9,153	11,291
Goodwill	8,659	13,404
Other assets, net	12,833	18,138

Total assets	$2,582,225	$2,805,611

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$20,936	$17,104
Accrued payroll and employee benefits	7,382	7,472
Due to Interstate SHP	14,876	16,088
Dividends payable	5,138	12,499
Other current liabilities	27,722	30,194
Current portion of notes payable	18,668	13,002
Current portion of note payable of operations held for non-sale disposition	65,000	—
Other current liabilities of discontinued operations	564	2,980
Other current liabilities of operations held for non-sale disposition	2,504	2,120

Total current liabilities	162,790	101,459

Notes payable, less current portion	1,431,149	1,618,256
Note payable, less current portion of operations held for non-sale disposition	—	65,000
Other liabilities	6,562	6,388

Total liabilities	1,600,501	1,791,103

Commitments and contingencies	—	—

Preferred stock, Series C Cumulative Convertible Redeemable Preferred Stock, $0.01 par value, 4,102,564 shares authorized, issued and outstanding at June 30, 2009 and December 31, 2008, liquidation preference of $24.375 per share	99,796	99,696

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized. 8.0% Series A Cumulative Redeemable Preferred Stock, 7,050,000 shares issued and outstanding at June 30, 2009 and December 31, 2008, stated at liquidation preference of $25.00 per share	176,250	176,250
Common stock, $0.01 par value, 500,000,000 shares authorized, 73,841,451 shares issued and outstanding at June 30, 2009 and 47,864,654 shares issued and outstanding at December 31, 2008	738	479
Additional paid in capital	959,157	829,274
Retained earnings	136,964	260,659
Cumulative dividends	(387,253)	(347,922)
Accumulated other comprehensive loss	(3,928)	(3,928)

Total stockholders’ equity	881,928	914,812

Total liabilities and stockholders’ equity	$2,582,225	$2,805,611

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues
Room	$120,325	$157,589	$235,898	$294,272
Food and beverage	48,173	62,882	97,046	118,838
Other operating	14,303	14,736	27,772	29,720
Total revenues of operations held for non-sale disposition	4,013	6,644	7,703	12,247

Total revenues	186,814	241,851	368,419	455,077

Operating expenses
Room	28,614	33,038	55,760	63,807
Food and beverage	34,871	42,984	69,793	84,566
Other operating	7,066	8,159	14,779	16,502
Advertising and promotion	10,841	11,975	22,136	23,776
Repairs and maintenance	7,849	8,485	15,796	16,881
Utilities	6,995	8,188	15,179	16,532
Franchise costs	6,759	8,788	13,081	15,785
Property tax, ground lease and insurance	12,784	12,818	24,127	25,704
Property general and administrative	21,129	25,472	42,421	49,932
Corporate overhead	4,849	5,244	10,608	11,929
Depreciation and amortization	27,377	26,602	54,492	53,932
Total operating expenses of operations held for non-sale disposition	4,660	5,786	9,350	11,512
Goodwill and other impairment losses	66,977	—	70,693	—
Impairment loss of operations held for non-sale disposition	60,046	—	60,046	—

Total operating expenses	300,817	197,539	478,261	390,858

Operating income (loss)	(114,003)	44,312	(109,842)	64,219
Equity in net losses of unconsolidated joint ventures	(584)	(56)	(2,101)	(1,522)
Interest and other income	254	1,101	876	1,679
Interest expense	(23,116)	(24,429)	(46,748)	(48,761)
Interest expense of operations held for non-sale disposition	(1,011)	(1,012)	(2,012)	(2,024)
Gain on extinguishment of debt	26,559	—	54,579	—

Income (loss) from continuing operations	(111,901)	19,916	(105,248)	13,591
Income (loss) from discontinued operations	(18,304)	48,439	(18,447)	54,957

Net income (loss)	(130,205)	68,355	(123,695)	68,548
Dividends paid on unvested restricted stock compensation	—	(224)	(447)	(463)
Preferred stock dividends and accretion	(5,188)	(5,232)	(10,375)	(10,464)
Undistributed income allocated to unvested restricted stock compensation	—	(433)	—	(172)
Undistributed income allocated to Series C preferred stock	—	(2,772)	—	(1,101)

Income available (loss attributable) to common stockholders	$(135,393)	$59,694	$(134,517)	$56,348

Basic per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$(1.92)	$0.19	$(2.05)	$0.02
Income (loss) from discontinued operations	(0.31)	0.84	(0.33)	0.94

Basic income available (loss attributable) to common stockholders per common share	$(2.23)	$1.03	$(2.38)	$0.96

Diluted per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$(1.92)	$0.19	$(2.05)	$0.02
Income (loss) from discontinued operations	(0.31)	0.83	(0.33)	0.94

Diluted income available (loss attributable) to common stockholders per common share	$(2.23)	$1.02	$(2.38)	$0.96

Weighted average common shares outstanding:
Basic	60,845	58,186	56,549	58,452

Diluted	60,845	58,276	56,549	58,546

Dividends declared per common share	$—	$0.35	$—	$0.70

Sunstone Hotel Investors, Inc.

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands except per share amounts)

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Income available (loss attributable) to common stockholders	$(135,393)	$59,694	$(134,517)	$56,348
Dividends paid on unvested restricted stock compensation	—	224	447	463
Series A and C preferred stock dividends	5,188	5,232	10,375	10,464
Undistributed income allocated to unvested restricted stock compensation	—	433	—	172
Undistributed income allocated to Series C preferred stock	—	2,772	—	1,101
Amortization of deferred stock compensation	1,220	1,089	2,348	2,138
Continuing operations:
Depreciation and amortization	27,377	26,602	54,492	53,932
Interest expense	21,676	23,150	44,210	46,203
Amortization of deferred financing fees	501	416	915	833
Write-off of deferred financing fees	284	—	284	—
Non-cash interest related to discount on Senior Notes	655	863	1,339	1,725
Unconsolidated joint ventures:
Depreciation and amortization	1,282	1,263	2,554	2,537
Interest expense	663	1,236	1,348	2,757
Amortization of deferred financing fees	46	327	92	725
Amortization of deferred stock compensation	11	64	16	64
Operations held for non-sale disposition:
Depreciation and amortization	1,011	960	2,020	1,914
Interest expense	1,009	1,009	2,007	2,019
Amortization of deferred financing fees	2	3	5	5
Discontinued operations:
Depreciation and amortization	874	2,010	1,964	5,301

EBITDA	(73,594)	127,347	(10,101)	188,701

(Gain) loss on sale of assets	13,035	(42,108)	12,716	(42,108)
Gain on extinguishment of debt	(26,559)	—	(54,579)	—
Impairment loss - continuing operations	66,977	—	70,693	—
Impairment loss - operations held for non-sale disposition	60,046	—	60,046	—
Impairment loss - discontinued operations	4,918	—	4,918	—

	118,417	(42,108)	93,794	(42,108)

Adjusted EBITDA	$44,823	$85,239	$83,693	$146,593

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to FFO and Adjusted FFO
Income available (loss attributable) to common stockholders	$(135,393)	$59,694	$(134,517)	$56,348
Dividends paid on unvested restricted stock compensation	—	224	447	463
Series C preferred stock dividends	—	1,707	—	3,414
Undistributed income allocated to unvested restricted stock compensation	—	433	—	172
Undistributed income allocated to Series C preferred stock	—	2,772	—	1,101
Real estate depreciation and amortization - continuing operations	27,223	26,327	54,175	53,484
Real estate depreciation and amortization - operations held for non-sale disposition	1,011	960	2,020	1,914
Real estate depreciation and amortization - unconsolidated joint ventures	1,264	1,251	2,518	2,525
Real estate depreciation and amortization - discontinued operations	874	2,010	1,964	5,301
(Gain) loss on sale of assets	13,035	(42,108)	12,716	(42,108)

FFO available to common stockholders	(91,986)	53,270	(60,677)	82,614

Continuing operations:
Write-off of deferred financing fees	284	—	284	—

Gain on extinguishment of debt	(26,559)	—	(54,579)	—
Impairment loss - continuing operations	66,977	—	70,693	—
Impairment loss - operations held for non-sale disposition	60,046	—	60,046	—
Impairment loss - discontinued operations	4,918	—	4,918	—

	105,666	—	81,362	—

Adjusted FFO available to common stockholders	$13,680	$53,270	$20,685	$82,614

FFO available to common stockholders per diluted share	$(1.51)	$0.85	$(1.07)	$1.32

Adjusted FFO available to common stockholders per diluted share	$0.22	$0.85	$0.37	$1.32

Diluted weighted average shares outstanding before adjustments for Series C	60,845	58,276	56,549	58,546
Shares associated with Series C preferred stock	—	4,103	—	4,103
Diluted weighted average shares outstanding (1)	60,845	62,379	56,549	62,649

2008 restated due to stock dividend (2):
FFO available to common stockholders per diluted share		$0.79		$1.22

Adjusted FFO available to common stockholders per diluted share		$0.79		$1.22

Diluted weighted average shares outstanding		67,823		67,705

(1)	Diluted weighted average shares outstanding includes the Series C convertible preferred stock on an “as-converted” basis if such treatment is dilutive.
(2)	Diluted weighted average common shares and per share FFO and Adjusted FFO for the three and six months ended June 30, 2008 have been retroactively adjusted for the effect of shares of common stock issued pursuant to the stock dividend paid in January 2009 on an “as-converted” basis for the Series C convertible preferred stock.

Sunstone Hotel Investors, Inc.

Hotel Operating Margins

(Unaudited and in thousands except hotels and rooms)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009 (1)	2008 (1)	2009 (1)	2008 (1)
Number of Hotels	39	39	39	39
Number of Rooms	13,546	13,546	13,546	13,546

Hotel operating margin (2)	25.7%	32.1%	24.7%	29.4%

Hotel Revenues
Room revenue	$120,325	$157,589	$235,898	$294,272
Food and beverage revenue	48,173	62,882	97,046	118,838
Other operating revenue	10,440	10,863	19,939	21,906

Total Hotel Revenues	178,938	231,334	352,883	435,016

Hotel Expenses
Room expense	28,854	33,286	56,213	64,288
Food and beverage expense	34,882	42,996	69,815	84,591
Other hotel expense	48,465	55,724	98,095	109,227
General and administrative expense	20,685	25,024	41,536	49,056

Total Hotel Expenses	132,886	157,030	265,659	307,162

Adjusted Hotel EBITDA	46,052	74,304	87,224	127,854

W San Diego Hotel:
Total revenues of operations held for non-sale disposition	4,013	6,644	7,703	12,247
Total operating expenses of operations held for non-sale disposition	(4,660)	(5,786)	(9,350)	(11,512)
Impairment loss of operations held for non-sale disposition	(60,046)	—	(60,046)	—
Non-hotel operating income	715	527	1,294	1,022
Prior year property tax supplementals and credits, net	(874)	469	(874)	469
Corporate overhead	(4,849)	(5,244)	(10,608)	(11,929)
Depreciation and amortization	(27,377)	(26,602)	(54,492)	(53,932)
Goodwill and other impairment losses	(66,977)	—	(70,693)	—

Operating Income (Loss)	(114,003)	44,312	(109,842)	64,219

Equity in net losses of unconsolidated joint ventures	(584)	(56)	(2,101)	(1,522)
Interest and other income	254	1,101	876	1,679
Interest expense	(23,116)	(24,429)	(46,748)	(48,761)
Interest expense of operations held for non-sale disposition	(1,011)	(1,012)	(2,012)	(2,024)
Gain on extinguishment of debt	26,559	—	54,579	—
Income (loss) from discontinued operations	(18,304)	48,439	(18,447)	54,957

Net Income (Loss)	$(130,205)	$68,355	$(123,695)	$68,548

(1)	Represents our ownership results for the 39 hotels we owned as of the end of the period, excluding the Hyatt Suites Atlanta Northwest reclassified as “Held for Sale” and the W San Diego Hotel reclassified as “Operations Held for Non-Sale Disposition.”
(2)	Hotel operating margin is calculated as adjusted hotel EBITDA divided by total hotel revenues.

Sunstone Hotel Investors, Inc.

Operating Statistics by Region

(Unaudited)

									Percent Change in Comparable RevPAR
			Three Months Ended June 30, 2009			Three Months Ended June 30, 2008
Region	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
California (1)	14	3,979	73.2%	$120.93	$88.52	81.6%	$148.60	$121.26	-27.0%
Other West (2)	7	2,123	61.0%	109.49	66.79	77.6%	116.98	90.78	-26.4%
Midwest (3)	7	2,177	64.3%	133.91	86.10	70.4%	152.27	107.20	-19.7%
Middle Atlantic (4)	9	4,099	76.1%	187.59	142.76	83.3%	220.47	183.65	-22.3%
South (5)	2	1,168	74.7%	127.54	95.27	80.9%	150.73	121.94	-21.9%

Total	39	13,546	70.7%	$142.90	$101.03	79.5%	$166.39	$132.28	-23.6%

									Percent Change in Comparable RevPAR
			Six Months Ended June 30, 2009			Six Months Ended June 30, 2008
Region	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
California (1)	14	3,979	71.8%	$126.19	$90.60	80.5%	$147.79	$118.97	-23.8%
Other West (2)	7	2,123	66.2%	117.68	77.90	77.1%	122.22	94.23	-17.3%
Midwest (3)	7	2,177	60.5%	129.36	78.26	66.6%	144.95	96.54	-18.9%
Middle Atlantic (4)	9	4,099	70.0%	188.95	132.27	74.7%	212.36	158.63	-16.6%
South (5)	2	1,168	70.7%	138.57	97.97	79.4%	160.69	127.59	-23.2%

Total	39	13,546	68.4%	$145.27	$99.36	75.9%	$162.92	$123.66	-19.7%

(1)	Does not include the W San Diego Hotel, reclassified as “Operations Held for Non-Sale Disposition” at June 30, 2009.
(2)	Includes Oregon, Texas and Utah.
(3)	Includes Illinois, Michigan and Minnesota.
(4)	Includes Maryland, Massachusetts, New York, Pennsylvania, Virginia and District of Columbia.
(5)	Includes Florida and Georgia. Does not include the Hyatt Suites Atlanta Northwest, reclassified as “Held for Sale” at June 30, 2009.

Sunstone Hotel Investors, Inc.

Operating Statistics by Brand

(Unaudited)

									Percent Change in Comparable RevPAR
			Three Months Ended June 30, 2009			Three Months Ended June 30, 2008
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
Marriott	24	8,520	70.9%	$144.98	$102.79	79.9%	$166.33	$132.90	-22.7%
Hilton	7	2,435	71.9%	168.46	121.12	83.5%	203.94	170.29	-28.9%
InterContinental	2	345	72.2%	102.17	73.77	77.8%	139.68	108.67	-32.1%
Hyatt (1)	1	403	75.9%	121.27	92.04	76.2%	147.94	112.73	-18.4%
Other Brand Affiliations (2)	2	647	74.7%	121.76	90.95	82.9%	147.59	122.35	-25.7%
Independent	3	1,196	62.8%	103.42	64.95	69.1%	102.40	70.76	-8.2%

Total	39	13,546	70.7%	$142.90	$101.03	79.5%	$166.39	$132.28	-23.6%

									Percent Change in Comparable RevPAR
			Six Months Ended June 30, 2009			Six Months Ended June 30, 2008
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
Marriott	24	8,520	68.7%	$150.28	$103.24	76.0%	$164.25	$124.83	-17.3%
Hilton	7	2,435	69.8%	161.23	112.54	79.1%	193.33	152.92	-26.4%
InterContinental	2	345	70.8%	106.02	75.06	72.3%	132.20	95.58	-21.5%
Hyatt (1)	1	403	70.3%	123.21	86.62	79.2%	148.75	117.81	-26.5%
Other Brand Affiliations (2)	2	647	71.4%	128.93	92.06	80.3%	151.16	121.38	-24.2%
Independent	3	1,196	60.9%	102.00	62.12	66.0%	101.74	67.15	-7.5%

Total	39	13,546	68.4%	$145.27	$99.36	75.9%	$162.92	$123.66	-19.7%

(1)	Does not include the Hyatt Suites Atlanta Northwest, reclassified as “Held for Sale” at June 30, 2009.
(2)	Includes a Fairmont and a Sheraton. Does not include the W San Diego Hotel, reclassified as “Operations Held for Non-Sale Disposition” at June 30, 2009.

Sunstone Hotel Investors, Inc.

Debt Summary

(Unaudited - dollars in thousands)

Debt	Collateral	Interest Rate / Spread	Maturity Date	June 30, 2009 Balance	Recent Events (1)	August 5, 2009 Balance
Fixed Rate Debt
Secured Mortgage Debt	Hilton Times Square	5.92%	12/1/2010	$81,000		$81,000
Secured Mortgage Debt (2)	11 Hotels	5.95%	5/1/2011	247,441		247,441
Secured Mortgage Debt	Renaissance Long Beach	4.98%	7/1/2012	34,362		34,362
Secured Mortgage Debt	Renaissance Westchester	4.98%	7/1/2012	29,453		29,453
Secured Mortgage Debt	Rochester laundry facility	9.88%	6/1/2013	3,729		3,729
Secured Mortgage Debt	Doubletree Minneapolis	5.34%	5/1/2015	18,226		18,226
Secured Mortgage Debt	Hilton Del Mar	5.34%	5/1/2015	26,432		26,432
Secured Mortgage Debt	Marriott Houston	5.34%	5/1/2015	24,263		24,263
Secured Mortgage Debt	Marriott Ontario	5.34%	5/1/2015	25,683		25,683
Secured Mortgage Debt	Marriott Park City	5.34%	5/1/2015	15,817		15,817
Secured Mortgage Debt	Marriott Philadelphia	5.34%	5/1/2015	28,658		28,658
Secured Mortgage Debt	Marriott Troy	5.34%	5/1/2015	37,104		37,104
Secured Mortgage Debt	Marriott Tysons Corner	5.34%	5/1/2015	47,345		47,345
Secured Mortgage Debt	The Kahler Grand	5.34%	5/1/2015	29,186		29,186
Secured Mortgage Debt	Valley River Inn	5.34%	5/1/2015	12,179		12,179
Secured Mortgage Debt	Renaissance Harborplace	5.13%	1/1/2016	105,811		105,811
Secured Mortgage Debt	Marriott Del Mar	5.69%	1/11/2016	48,000		48,000
Secured Mortgage Debt	Hilton Houston North	5.66%	3/11/2016	33,902		33,902
Secured Mortgage Debt	Renaissance Orlando Resort at Sea World	5.52%	7/1/2016	86,530		86,530
Secured Mortgage Debt	Embassy Suites Chicago	5.58%	3/1/2017	75,000		75,000
Secured Mortgage Debt	Marriott Boston Long Wharf	5.58%	4/11/2017	176,000		176,000
Secured Mortgage Debt	W Hotel San Diego	6.14%	1/1/2018	65,000		65,000
Secured Mortgage Debt	Embassy Suites La Jolla	6.60%	6/1/2019	70,000		70,000
Secured Mortgage Debt	Renaissance Washington DC	5.95%	5/1/2021	134,864		134,864
Exchangeable Senior Notes	Guaranty	4.60%	7/15/2027	62,500		62,500

Total Fixed Rate Debt				1,518,485	—	1,518,485

Credit Facility	5 Hotels	L + 3.75% - 5.25%	7/17/2011	—		—

TOTAL DEBT				$1,518,485	$—	$1,518,485

Preferred Stock
Series A cumulative redeemable preferred		8.00%	perpetual	$176,250	$—	$176,250

Series C cumulative convertible redeemable preferred		6.45%	perpetual	$100,000	$—	$100,000

Debt Statistics
% Fixed Rate Debt				100.0%		100.0%
% Floating Rate Debt				0.0%		0.0%
Average Interest Rate				5.64%		5.64%
Weighted Average Maturity of Debt (includes amounts outstanding on the Credit Facility) (3)				6.6 years		6.6 years

(1)	Reflects net additional draws and repayments on our credit facility.
(2)	Cross-collateralized loan with life insurance company.
(3)	Assumes the exchangeable senior notes remain outstanding to maturity. If the exchangeable senior notes were redeemed upon the first call date, the weighted average maturity would be approximately 6 years.